As filed with the Securities and Exchange Commission on May 30, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0481737 (I.R.S. Employer Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)
Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan
Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan
(Full title of the plans)
CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(Name and Address of Agent for Service)
(212) 894-8940
(Telephone number, including area code, of agent for service)
Copies to:
Wesley D. Dupont, Esq.
Allied World Assurance Company Holdings, Ltd
27 Richmond Road
Pembroke HM 08, Bermuda
(441) 278-5400
(441) 292-0055 (Facsimile)
  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price (2)	registration fee
Common shares, par value $0.03 per share	3,000,000	$45.43	$136,290,000	$5,357

(1)	This Registration Statement covers an additional 2,000,000 common shares, par value $0.03 per share (the “Shares”), of Allied World Assurance Company Holdings, Ltd (the “Company”) authorized to be offered and sold pursuant to the Company’s Second Amended and Restated 2001 Employee Stock Option Plan (the “Stock Option Plan”) and 1,000,000 Shares authorized to be offered and sold pursuant to the Company’s 2008 Employee Share Purchase Plan (the “Share Purchase Plan”), each as may be amended from time to time (collectively, the “Plans”). In addition, this Registration Statement covers an indeterminable number of additional Shares as may hereafter be offered or issued, pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933. The price per share is estimated based on the average of the high and low trading prices for Allied World Assurance Company Holdings, Ltd’s common shares on May 27, 2008, as reported by the New York Stock Exchange.

Explanatory Note
     Solely with respect to the 2,000,000 additional Shares being registered for offer and sale pursuant to the Stock Option Plan (the “Additional Shares”), this Registration Statement incorporates by reference the Company’s previous Registration Statement on Form S-8 (Registration No. 333-136420) filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 8, 2006, and consists only of those items required by General Instruction E to Form S-8. The remaining items, as well as other items contained herein that are required on Form S-8 for such purpose, pertain to the registration of the 1,000,000 Shares being registered for offer and sale pursuant to the Share Purchase Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of this Registration Statement on Form S-8 (this “Registration Statement”) will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     We file annual, quarterly and current reports and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement. We incorporate by reference the following previously filed documents:
(a)	our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on February 29, 2008;

(b)	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the Commission on May 9, 2008;

(c)	our Current Reports on Form 8-K, filed with the Commission on January 8, March 5 and May 16, 2008;

(d)	with respect to the registration of the Additional Shares, our Registration Statement on Form S-8 (Registration No. 333-136420) filed with the Commission on August 8, 2006; and

(e)	the description of our common shares, par value $0.03 per share, which is contained in our Registration Statement on Form 8-A (Registration No. 001-32938), filed with the Commission on July 6, 2006, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     In addition, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     We are a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
     We have adopted provisions in our Bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. We have also entered into indemnification agreements with our directors and certain of our officers to indemnify such persons, to the fullest extent permitted by applicable law (except in certain limited circumstances) and our Bye-laws and Memorandum of Association, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed criminal, civil, administrative or investigative action brought against such persons or in which such person otherwise becomes involved as a witness by reason of his or her relationship with the company. The indemnification agreements also provide for indemnification rights regarding proceedings brought by or in the right of the company.
     Our Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.
Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

4.1 (1)	Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan

4.2 (1)	Form of Option Grant Notice and Option Agreement under the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan

4.3 (1)	Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of Deloitte & Touche, an independent registered public accounting firm

23.2	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1).

24	Power of Attorney (included on the signature page).

(1)	Incorporated herein by reference to our Quarterly Report on Form 10-Q filed with the Commission on May 9, 2008.
Item 9. Undertakings
1. The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 30th day of May, 2008.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

By: Name:	/s/ Scott A. Carmilani Scott A. Carmilani
Title:	President and Chief Executive Officer
     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Scott A. Carmilani and Wesley D. Dupont, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-8, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission and/or the Bermuda Registrar of Companies, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott A. Carmilani Name: Scott A. Carmilani	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 30, 2008
/s/ Joan H. Dillard Name: Joan H. Dillard	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2008
/s/ Bart Friedman Name: Bart Friedman	Deputy Chairman of the Board	May 30, 2008
/s/ James F. Duffy Name: James F. Duffy	Director	May 30, 2008

Signature	Title	Date
/s/ Scott Hunter Name: Scott Hunter	Director	May 30, 2008
/s/ Michael I.D. Morrison Name: Michael I.D. Morrison	Director	May 30, 2008
/s/ Mark R. Patterson Name: Mark R. Patterson	Director	May 30, 2008
/s/ Samuel J. Weinhoff Name: Samuel J. Weinhoff	Director	May 30, 2008
/s/ Donald J. Puglisi Puglisi & Associates	Authorized Representative in the United States	May 30, 2008

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1 (1)	Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan

4.2 (1)	Form of Option Grant Notice and Option Agreement under the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan

4.3 (1)	Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of Deloitte & Touche, an independent registered public accounting firm

23.2	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1).

24	Power of Attorney (included on the signature page).

(1)	Incorporated herein by reference to our Quarterly Report on Form 10-Q filed with the Commission on May 9, 2008.